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As filed with the Securities and Exchange Commission on April 1, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4343413 (I.R.S. Employer Identification Number)
22026 20th Avenue S.E., Bothell, Washington 98021 (425) 487-9500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Alan Fuhrman
Chief Financial Officer
Sonus Pharmaceuticals, Inc.
22026 20th Avenue S.E.
Bothell, Washington 98021
(425) 487-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
K.C. Schaaf, Esq.
Christopher D. Ivey, Esq.
Stradling Yocca Carlson & Rauth,
A Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660

        Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price	Amount of Registration Fee (1)

Common Stock, $.001 par value per share (2)	$50,000,000 (3)	$5,885

(1)
The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

(2)
There are being registered an indeterminate number of shares of common stock of the Registrant as may be sold form time to time by the Registrant.

(3)
In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2005

PROSPECTUS

$50,000,000

SONUS PHARMACEUTICALS, INC.

COMMON STOCK

        This prospectus and the accompanying prospectus supplement will allow us to sell common stock over time in one or more offerings up to a maximum aggregate initial offering price of $50,000,000. This means:

  •
  we will provide this prospectus and a prospectus supplement each time we sell the common stock;

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  the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

  •
  you should read this prospectus and the prospectus supplement carefully before you invest in our common stock.

        The common stock may be sold directly by us to purchasers, to or through underwriters or dealers designated from time to time, or through agents designated from time to time. For additional information on the methods of sale, you should refer to "Plan of Distribution" in this prospectus and to the accompanying prospectus supplement. If any underwriters are involved in a sale of the common stock, their names and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

        Our common stock is quoted on the Nasdaq National Market under the symbol "SNUS." On March 31, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $2.64 per share.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

The date of this Prospectus is                        , 2005

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or common stock sold on a later date.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell common stock over time in one or more offerings up to a total dollar amount of $50,000,000. Each time we sell the common stock, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to sell any of the common stock unless accompanied by a prospectus supplement. You should carefully read this prospectus and the prospectus supplement, together with the documents to which we refer you under "Where You Can Find Additional Information" in this prospectus, before you invest in our common stock.

i

ABOUT SONUS PHARMACEUTICALS

        In this prospectus, the terms "Sonus", the "Company", "we", "us", and "our" refer to Sonus Pharmaceuticals, Inc.

        Sonus is focused on the development of drugs that may offer improved effectiveness, safety, tolerability and administration for the treatment of cancer and related therapies. Our business strategy is as follows:

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  Develop proprietary formulations of therapeutic drugs utilizing our TOCOSOL technology platform;

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  Identify and acquire products/technologies that are complementary to our focus in oncology and related markets in order to broaden our business and market opportunities.

TOCOSOL Technology Platform

        Our proprietary TOCOSOL technology platform has been designed to address the formulation challenges of hard-to-formulate therapeutic drugs for cancer. Development of drug products with our TOCOSOL technology may result in products with equivalent or better efficacy, decreased incidences of side effects and dosing convenience. The TOCOSOL technology uses vitamin E oil (á-tocopherol) and tocopherol derivatives to solubilize and stabilize injectable drugs, making them easier to formulate and deliver into the body.

TOCOSOL Paclitaxel

        Our lead oncology candidate, TOCOSOL Paclitaxel, is a novel formulation of paclitaxel, one of the world's most widely prescribed anti-cancer drugs. Paclitaxel, a member of the taxane family of cancer drugs, is the active ingredient in Taxol, which is approved in the U.S. for the treatment of breast, ovarian and non-small cell lung cancers and Kaposi's sarcoma. Our product, TOCOSOL Paclitaxel, is a ready-to-use, injectable paclitaxel emulsion formulation. We believe that data from our clinical trials conducted to date suggest that TOCOSOL Paclitaxel compares favorably with approved taxane products and other new paclitaxel formulations under development (safety and efficacy remain to be proven in Phase 3 testing); offers the convenience of a ready-to-use formulation that does not require time consuming preparation prior to administration; can be administered to patients by a short 15-minute infusion, compared to the one- to three-hour infusion that is typically required with Taxotere and Taxol or generic versions of paclitaxel; does not require any special intravenous, or IV tubing, filters or other apparatus; and does not require reconstitution or dilution, which results in administration of small volumes of 25 to 35 milliliters compared to several hundred milliliters for Taxol.

        More comprehensive information about our products and us is available through our World Wide Web site at www.sonuspharma.com. The information on our Web site is not incorporated by reference into this prospectus. Our executive offices are located at 22026 20th Avenue S.E., Bothell, Washington 98021; telephone (425) 487-9500. "TOCOSOL" is our proprietary mark. All other product names, trademarks and trade names referred to in this prospectus are the property of their respective owners.

RECENT DEVELOPMENT

        On December 22, 2004, we executed an Amended and Restated Stock Purchase Agreement with the stockholders of Synt:em S.A. for the purchase of all of the outstanding capital stock of Synt:em. Effective March 31, 2005, pursuant to Sections 8.1(e) and 8.2 of the Amended and Restated Stock Purchase Agreement, we terminated the Amended and Restated Stock Purchase Agreement. According to the terms of the Amended and Restated Stock Purchase Agreement, properly terminating the Amended and Restated Stock Purchase Agreement pursuant to Section 8.1(e) will not result in any material early termination penalties or financial liability to us. On March 24, 2005, we received a letter from Synt:em, S.A. alleging that we had breached certain of our representations, warranties and covenants under the Amended and Restated Stock Purchase Agreement and asserting the right to pursue a claim for damages resulting from the alleged breach. We rejected the allegations on the basis that the claims are without merit and intend to vigorously defend any claims that may be asserted by Synt:em, S.A. or its stockholders.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus and the accompanying prospectus supplement or incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our expectations and projections about future events and financial trends affecting the financial condition and/or operating results of our business. Forward-looking statements involve risks and uncertainties. The discussion and analysis set forth in this document contains trend analysis, discussions of regulatory status and other forward-looking statements. Actual results could differ materially from those projected in the forward-looking statement as a result of the following factors, among others:

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  future capital requirements and uncertainty of additional funding through either debt or equity financings or corporate partnerships;

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  dependence on the development and commercialization of products;

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  future prospects heavily dependent on results of TOCOSOL Paclitaxel;

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  history of operating losses and uncertainty of future financial results;

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  uncertainty of governmental regulatory requirements and lengthy approval process;

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  dependence on third parties for funding, clinical development, manufacturing and distribution;

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  dependence on key employees;

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  uncertainty of U.S. or international legislative or administrative actions;

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  competition and risk of competitive new products;

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  limited manufacturing experience and dependence on a limited number of contract manufacturers and suppliers;

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  ability to obtain and defend patents, protect trade secrets and avoid infringing patents held by third parties;

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  limitations on third-party reimbursement for medical and pharmaceutical products;

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  acceptance of our products by the medical community;

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  potential for product liability issues and related litigation;

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  potential for claims arising from the use of hazardous materials in our business;

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  continued listing on the Nasdaq National Market;

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  volatility in the value of our common stock; and

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  other factors set forth under "Certain Factors That May Affect Our Business and Future Results" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on March 23, 2005, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, and any risk factors set forth in the accompanying prospectus supplement.

        In addition, in this prospectus and the prospectus supplement and the documents incorporated by reference into this prospectus, the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "plan," "expect," "potential," "continue," or "opportunity," the negative of these words or similar expressions, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

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  funding clinical trials and regulatory submissions;

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  funding the development and growth of our product offerings and business;

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  repaying indebtedness that we may incur from time to time;

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  financing potential acquisitions of complementary businesses, assets, technologies and products that we may consider from time to time;

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  future costs associated with developing a sales and marketing function; and

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  general working capital.

        Although we currently have no plans to acquire any complementary businesses, our management has broad discretion as to the allocation of the net proceeds received in this offering and may use these proceeds for that purpose in the future. Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings, if any.

PLAN OF DISTRIBUTION

        We may sell common stock to one or more underwriters for public offering and sale by them and may also sell common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute common stock from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        We may also, from time to time, authorize dealers, acting as our agents, to offer and sell common stock upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of common stock, we, or the purchasers of common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

        We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

        To facilitate the offering of common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. This may include over-allotments or short sales of common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

        The financial statements of Sonus Pharmaceuticals, Inc. included in Sonus Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2004, and Sonus Pharmaceuticals, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission's Web site on the World Wide Web at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below and any additional documents filed by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

        We hereby incorporate by reference the following documents:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 23, 2005;

  2.
  Our Current Report on Form 8-K as filed with the SEC on January 4, 2005;

  3.
  Our Current Report on Form 8-K as filed with the SEC on February 18, 2005;

  4.
  Our Current Report on Form 8-K as filed with the SEC on March 16, 2005;

  5.
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

  6.
  All other reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering.

        Information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, filed prior to, on or subsequent to the date of this prospectus is not incorporated by reference into this prospectus.

        You may request a copy of these filings, at no cost, by writing or calling us at Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021, telephone number (425) 487-9500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

To be paid by Sonus Pharmaceuticals
SEC registration fee	$5,885

Legal fees	$50,000

Accounting fees	$15,000

Miscellaneous expenses	$5,000

Total	$75,885

Item 15. Indemnification of Directors and Officers

        (a)   As permitted by the Delaware General Corporation Law, our Certificate of Incorporation eliminates the liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise prohibited by the Delaware General Corporation Law.

        (b)   Our Certificate of Incorporation provides that we will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Company against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. Our Bylaws provide for a similar indemnity to our directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

        (c)   Our Certificate of Incorporation also gives us the ability to enter into indemnification agreements with each of our officers and directors. We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 16. Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
5.1	Opinion of Stradling Yocca Carlson & Rauth.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).
24.1	Power of Attorney (Included in the signature pages hereof).

**
To be filed, if necessary, by amendment or as an exhibit to a report Pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in our periodic reports filed with or furnished to the Commission pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time it was declared effective.

          (2)   For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 31st day of March, 2005.

SONUS PHARMACEUTICALS, INC.
/s/ MICHAEL A. MARTINO Michael A. Martino, Chief Executive Officer (Principal Executive Officer)
/s/ ALAN FUHRMAN Alan Fuhrman, Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

        We, the undersigned directors and officers of Sonus Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Alan Fuhrman, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL A. MARTINO Michael A. Martino	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2005
/s/ ALAN FUHRMAN Alan Fuhrman	Chief Financial Officer (Principal Financial Officer)	March 31, 2005
/s/ GEORGE W. DUNBAR, JR. George W. Dunbar, Jr.	Director, Co-Chairman of the Board of Directors	March 31, 2005
/s/ ROBERT E. IVY Robert E. Ivy	Director, Co-Chairman of the Board of Directors	March 31, 2005
/s/ DWIGHT WINSTEAD Dwight Winstead	Director	March 30, 2005
/s/ MICHELLE BURRIS Michelle Burris	Director	March 31, 2005

S-1

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
5.1	Opinion of Stradling Yocca Carlson & Rauth.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).
24.1	Power of Attorney (Included in the signature pages hereof).

**
To be filed, if necessary, by amendment or as an exhibit to a report Pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
ABOUT SONUS PHARMACEUTICALS
RECENT DEVELOPMENT
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION BY REFERENCE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX